Exhibit 23.3

February 22, 2011

Dorchester Minerals L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimated reserves included in this Annual Report on Form 10-K including, without limitation, Exhibit 99.2, and to all references to our firm included in this Annual Report.

LAROCHE PETROLEUM CONSULTANTS, LTD. /s/ Joe A. Young
Joe A. Young Senior Partner